Exhibit 10.24

Summary of Iomega 2005 Incentive Bonus Plan ("IBP") for Executive Officers

2005 IBP Program

Plan Structure:

  100% of bonus based on annual corporate metrics, which metrics are based on 2005 operating earnings
  Slopes for calculations

  First payout is 80% of target bonus for 80% metric achievement
  Payouts increase in a linear manner until 110% of target bonus payout for 110% metric achievement
  The maximum payout is 200% of target bonus payout for 140% of metric achievement

Administrative Details

  Individual participant targets (as a percent of base salary) remain unchanged from established levels.
  Payout calculations will occur upon the official close of the fiscal year,with any payments occurring in early February.
  Operating earnings calculations will exclude extraordinary events, as determined by the sole discretion of the Compensation Committee.
  In the case of the "circular" impact of a bonus payout (i.e., achieve operating earnings targets triggering a payout under the plan, but paying bonus causes under achievement) bonus will be paid if the other Plan metrics are met.